                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement"), dated as of this 1st day of October, 2001, is made by and between A.B. Watley Group, Inc., a Delaware Corporation with offices located at 40 Wall Street, New York, New York 10005 (including any subsidiaries or affiliates thereof, the "Company") and Gary D. Mednick, an individual residing at 86 Stillwell Lane, Woodbury, New York 11797 (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment; and

     WHEREAS, the Executive desires to accept such employment and to enter into such agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually, each a "Party" and, together, the "Parties") agree as provided herein.

     1.   EMPLOYMENT.

     Subject to the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive during the Term of Employment (as defined in Section 2 hereof) and the Executive accepts such employment.


     2.   TERM OF EMPLOYMENT.


     The term of employment under this Agreement shall commence on the date hereof and, unless earlier terminated by the Company or the Executive pursuant to Section 5 hereof, or extended by operation of Section 5.1(c )(iv) hereof, shall continue until October 1, 2003 (the "Term of Employment"); provided, however, that if the aggregate Revenues (as that term is defined and used in Section 2.9 of the Asset Purchase Agreement dated as of October 1, 2001, between A.B. Watley Group, Inc., and On-Site Trading, Inc. (the "Asset Purchase Agreement")) for the first twenty-four (24) months of the Term of Employment equals or exceeds $24 million, then the Term of Employment shall continue until October 1, 2004.



     3.   POSITION, RESPONSIBILITIES AND DUTIES.


     3.1 POSITION AND RESPONSIBILITIES. Under the terms and conditions herein set forth, the Company hereby employs the Executive, and the Executive hereby agrees to serve, during the Term of Employment, as Executive Vice President, Business

Development, of the Company. The Executive's duties shall be specified by the Board of Directors or the President of the Company, or their designee, provided that the Executive's duties shall be those of a senior executive focusing in the fields of strategic planning, marketing and business development.

     3.2 ATTENTION TO RESPONSIBILITIES AND DUTIES. During the Term of Employment, The Executive shall devote his full time, energies, skills and attention to the performance of his duties and responsibilities hereunder, and shall perform them faithfully, diligently and competently. Nothing contained herein shall be construed to preclude the Executive from (a) serving on the board of directors of other corporations which do not directly or indirectly themselves or through a subsidiary or affiliated entity compete with the Company, (b) engaging in charitable and community affairs, (c) managing the Executive's personal affairs and investments, and (d) continuing to act as the president of On-Site Trading, Inc. ("OST") until such time as OST has finally and fully withdrawn from membership in the NASD.


     3.3 PLACE OF PERFORMANCE.


     (a) Unless otherwise mutually agreed by the Company and the Executive, in connection with the Executive's employment with the Company, the Executive shall be employed at the Company's offices in New York County and Great Neck, New York, except for required travel in relation to the Company's business.

     (b) The Company agrees to purchase all furniture, computers and other office equipment reasonably necessary and proper for the Executive to undertake and perform the services contemplated by this Agreement. The Company shall provide Executive with a private office appropriate to his status as a senior executive.



     4. COMPENSATION AND RELATED MATTERS. Subject to the provisions of this Agreement, the Executive shall receive the compensation and other benefits provided in this Section 4 as compensation for all the Executive's services provided hereunder.

     4.1 SALARY. During the Term of Employment, the Executive shall receive from the Company an annual base salary ("Salary") at a rate of $250,000.00 to be paid in accordance with the Company payroll practices.


     4.2. GUARANTEED BONUS COMPENSATION. Executive shall receive as bonus compensation the amount of $10,000 in each of the months of January, February, March, April and May 2002, payable not later than the 2nd payroll period of the month. In addition, if the aggregate Revenues generated during the thirteenth through the twenty-fourth months of the Term of Employment equal or exceed $15 million, then the Executive shall receive as additional bonus compensation the amount of $10,000 in each of the first five months of the third year of the Term of Employment, payable not later than the second payroll period of the month.

     4.3  STOCK OPTION GRANTS.

     (a) In addition to Salary, the Executive shall be eligible for incentive stock options to purchase shares of the Company (the "Stock Options"), as defined in and pursuant to and in accordance with the A.B. Watley Group Inc. 2000 Stock Option Plan, and particularly Section 6 thereof (annexed hereto as Exhibit A), or any successor Plan as the Board may designate (the "Stock Option Plan"). Within 30 days after the execution of this Agreement, Executive shall receive Stock Options to purchase 25,000 shares of the Company. Thereafter, Stock Options shall be granted after the end of each calendar month in a number to be determined by dividing the value of a single Option (as determined below) into a number equal to 10% of any such month's Excess Revenues, rounded to the nearest integer. As used herein, "Excess Revenues" shall mean the monthly Revenues minus $1 million.


     (b) The value of a Stock Option for purposes of this section shall be determined by using the Black-Scholes valuation model for options, and adding thereto the option strike price. The assumptions to be used in calculating the Black-Scholes valuation will be:

           (i) The stock price will be that closing price of ABWG on the last business day of the month (the date of the grant);

          (ii) The option strike price will be the same as the stock price on the last business day of the month (the date of the grant);


         (iii) The years to maturity is ten (10) years, the life of the option grant;

          (iv) The risk-free rate will be determined by calculating the average interest rate from the last five (5) issues of the U.S Treasury ten (10) year note;

           (v) The volatility will be determined on the grant date and will be determined from Bloomberg information.

     (c) As an example only, if in any month the Revenues are $1.1 million, and the price of ABWG at the close of that month is $3.00, and the Black-Scholes model determines that the Stock Option should be valued at a 10% premium ($0.30 above the strike price), then the Executive shall be granted Stock Options to purchase 3,030 shares of ABWG, determined as follows:

          $1.1 million - $1 million = $100,000 (the Excess Revenues)

          $100,000 X 10% = $10,000

          $10,000 / $3.30 = 3,030.3, rounded to 3,030.


     (d)The Stock Options shall vest over three years from the date of issuance according to the following schedule: 25% upon the expiration of one (1) year from the date of issuance; an additional 30% upon the expiration of two (2) years from the date of issuance; and the balance of 45% upon the expiration of three (3) years from the date of issuance, and shall otherwise be exercisable in accordance with the Stock Option Plan. In the event the Executive's employment with the Company is terminated by the Company within one (1) year of the occurrence of a Change-in Control Event (as that term is defined in Section 10 of the Stock Option Plan), all outstanding Stock Options held by Executive at the time of such termination shall become fully vested and exercisable.

     4.4 VACATION AND OTHER BENEFITS. During the Term of Employment, the Executive shall be entitled to such paid vacation, fringe benefits and perquisites as are provided from time to time by the Company to similarly situated executives, including participation the qualified and non-qualified pension and welfare and health and hospitalization benefit plans and arrangements. The Company shall also provide the Executive reasonable reimbursement of out-of-pocket expenses incurred by him in connection with his duties hereunder and for his current auto lease and for a comparable auto lease following the expiration of the current lease, including insurance thereon. In lieu of Executive's participation in the Company's health insurance plan, the Company shall reimburse the Executive his out-of-pocket costs of the health and hospital insurance in which he is enrolled as of the date hereof.

     4.5 DISCRETIONARY BONUS. The Executive may be eligible to receive additional bonus compensation at the sole and unreviewable discretion of the Board of Directors.



     5.   EARLY TERMINATION OF EXECUTIVE EMPLOYMENT.

     This Agreement may be terminated by either Party before the expiration of the Term of Employment or any Subsequent Term of Employment (referred to in this Section 5 collectively as the "Term of Employment") for any reason, but subject to the terms, conditions and remedies set forth in this Section 5, which shall provide the sole and exclusive remedy for any such termination.

     5.1  UNCOMPENSATED TERMINATIONS.


     (a) If the Executive resigns from the Executive's employment hereunder without Cause, as hereinafter defined, or if the Company terminates the Executive for Cause, as hereinafter defined, then the Executive shall be entitled to receive only a cash lump sum payment of the portion of Salary or Bonus that has accrued up to and including the Date of Termination (as defined in Section 5.4(b) hereof). The amount payable to the Executive under this
Section 5.1 shall be payable in accordance with the Company's normal payroll practices.


     (b) "Cause," when used by the Executive as the basis for resigning from his employment hereunder, shall mean the Company's willful, material breach of any material obligation of the Executive under this Agreement, after giving the Company notice of such breach and thirty (30) days to cure such breach.

     (c) "Cause," when used by the Company as a basis for terminating the Executive's employment hereunder, shall mean

          (i) The Executive's willful, material breach of any material obligation of the Executive under this Agreement, after giving the Executive notice of such breach and thirty (30) days to cure such breach;

          (ii) any willful misconduct in connection with his employment that could materially impair the financial condition or reputation of the Company;

         (iii) the Executive's conviction for, or plea of guilty or nolo contendre (or similar plea) to any criminal offense that is a felony or includes fraud as an element of the offense; or

          (iv) any suspension, revocation or limitation of any license of the Executive to engage in any aspect of the securities brokerage business by action of any self-regulatory organization or governmental authority, but only if Executive's duties at the time of any such suspension, revocation or limitation are such that Executive is legally required to hold such a license to perform them; and provided that in the event of a suspension or limitation lasting no longer than 90 days, this Agreement shall not be terminated, but shall be suspended during the period of the Executive's suspension or limitation, and the Executive shall be allowed to resume his duties and receive the benefits of this Agreement upon the conclusion of the period of suspension or limitation, and the term of the Agreement shall be extended by the time of the suspension or limitation; provided however, that in the event the Executive's duties at the time of such suspension, revocation or limitation are such that holding such a license is legally required, the Company and Executive shall negotiate in good faith to modify this Agreement to consist of matters that do not require such a license.


     5.2 COMPENSATED TERMINATIONS. If the Executive resigns for Cause, or is terminated by the Company without Cause, or with Cause pursuant to section 5.1
(c) (iv), in each case prior to the expiration of the Term of Employment, the Executive's employment hereunder shall terminate on the Date of Termination and the Executive (a) shall be entitled to receive a cash lump sum payment equal to the sum of the unpaid portion of Salary due the Executive as of the Date of Termination, payable in accordance with the Company's regular payroll practices, and (b) shall be entitled to receive as a severance payment the present value, as of the date of payment and using the prime rate published in the Wall Street Journal on the Date of Termination as the discount rate, of the Salary that would have been paid to the Executive through the expiration of the Term of Employment, expect if the termination is for Cause pursuant to Section 5.1(c)(iv), in which case such payment shall be 60% of such present value, and
(c) shall be deemed vested in all Stock Options theretofore granted, as of the Date of Termination.


     5.3  TERMINATION DUE TO DEATH OR PERMANENT DISABILITY.


     (a) If the Executive becomes Permanently Disabled (as defined in Section 5.3(c) hereof) or dies prior to the expiration of the Term of Employment, the Executive's employment hereunder shall terminate on the Date of Termination and the Executive or, in the case of the Executive's death, the Executive's beneficiary or estate, shall be entitled to receive a cash lump sum payment equal to the sum of the unpaid portion of Salary due the Executive up to the Date of Termination. The amounts payable to the Executive under this Section 5.3(a) hereof shall be payable in accordance with the Company's regular payroll practices.


     (b) If the Executive becomes Permanently Disabled or dies prior to the expiration of the Term of Employment, then as of the Date of Termination, the Executive shall not be entitled to any compensation other than as provided in this Section 5.3.


     (c) "Permanently Disabled" shall mean when, and only when, the Executive is unable, by reason of illness or accident, to perform, for a continuous 180-day period, the material elements of his duties hereunder, and the Company has reasonably determined, based upon medical documentation, that the Executive for such reason is unlikely to be able to resume such duties in the foreseeable future.


     5.4  NOTICE AND DATE OF TERMINATION.

     (a) Any termination of the Executive's employment hereunder by the Company or the Executive (other than termination due to the Executive's death) shall be communicated by a written "Notice of Termination" to the other Party in accordance with Section 11.4 hereof. A Notice of Termination shall indicate the specific provision of this Section 5 relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean

          (i) If the Executive resigns, the date that the Executive sets forth as his last day;

          (ii) If the Executive's employment hereunder is terminated by the Company, the date specified in the Notice of Termination, which shall be such date determined by the Company; provided, however, that if such termination by the Company is for Cause, the Date of Termination shall not be earlier than the expiration of any applicable remedy period and no later than 60 days following the Notice of Termination; and

         (iii) If the Executive's employment hereunder is terminated due to the Executive becoming Permanently Disabled, the date the Company reasonably determines that he has become Permanently Disabled;

          (iv) If the Executive's employment hereunder is terminated due to death, the date of death; and

          (iv) If the Executive's employment hereunder is terminated by reason of the expiration of the Term of Employment, the date determined or set forth in Section 2.


     6.   INDEMNIFICATION.


     The Executive (and the Executive's heirs, executors and administrators) shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against all expense, liability and loss (including, without limitation, reasonable attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of: (a) the fact that the Executive is or was an officer or employee of the Company, or is or was serving at the request of the Company as an officer or employee of another corporation (including, but not limited to, a subsidiary or an affiliate of the Company), (b) any action taken in good faith by the Executive as an officer or employee of the Company and (c) any action taken by the Executive in connection with the negotiation, execution and delivery of this Agreement, and such indemnification shall continue after the Executive shall cease to be such an officer or employee. The Company agrees that the provisions of this Section 6 shall survive the termination of this Agreement and the Executive's employment with the Company, and shall be in addition to any indemnity to which the Executive may be entitled under the Certificate of Incorporation or the By-Laws of the Company.


     7.   DISPUTE RESOLUTION.

     7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard for principles of conflicts of laws that would require the application of the law of a jurisdiction other than the State of New York; provided, however, that the law applicable to Section 7.2 hereof or to the validity of Section 7.3 hereof, the conduct of any arbitration, the resort to a court for a provisional or equitable remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act.

     7.2 ARBITRATION. Any and all disputes of whatsoever kind or nature arising out of or concerning this Agreement, its interpretation or effect, shall be determined by the exclusive means of arbitration in the City of New York before the American Arbitration Association of the City of New York, in accordance with its rules and regulations then in effect, and the decision upon such arbitration in accordance with its rules and regulations then in effect, and the decision upon such arbitration shall be final and binding upon all the parties to this Agreement. The cost and expenses of arbitration, including the reasonable attorney's fees, and disbursements of the successful party, shall be paid by the party against whom the arbiters render a decision, unless the decision of the arbiters specifically provides otherwise for good cause, and judgment upon such award may be entered in the Supreme Court of the State of New York or any other state in which any party to this Agreement is a resident. Such determination shall be made by a panel of at least three (3) arbiters. The parties agree that prior to the arbitration hearing each shall have the right, within thirty (30) days after the selection of the arbitrators, to take the depositions of the officers, agents and employees of the other party, provided all costs incident to any such depositions shall be paid by the party requesting such depositions. Either party within said period may request production of relevant documents from the other parties and upon receipt of such request the party required to supply such documents shall do so immediately and within ten (10) days of such request. All discovery disputes shall be resolved by the American Arbitration Association, and all discovery shall be completed within ninety (90) days unless otherwise extended by agreement or order of the arbitrators. All costs and expenses, including travel expenses, incident to any discovery requested by a party shall be paid for by the requesting party; provided, however, that the arbitrators may assess said costs against one or the other party following a hearing of the dispute. The arbitrators may assess interest on any amount awarded. In all other respects, the arbitration shall proceed under the rules and regulations then obtaining of the American Arbitration Association. Notwithstanding the foregoing, however, if a dispute arising hereunder is required to be arbitrated before the National Association of Securities Dealers, Inc., or the New York Stock Exchange, Inc., pursuant to constitutions or by-laws of those organizations, then such arbitration shall take place in such forum and shall conform to the rules and regulations thereof.

     7.3 CHOICE OF FORUM. Each Party hereby submits to the exclusive jurisdiction of the United States Federal court having jurisdiction in New York, New York, or, if such Court shall lack subject matter jurisdiction, to the New York state court having such jurisdiction, with respect to all aspects of the enforcement of any award or other decision by the arbitrators pursuant to
Section 7.2 hereof, and agrees that any action, suit or proceeding to enforce any such award or decision, or seeking specific performance, injunction or temporary restraining order, shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 7.3 and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of New York other than for such purpose. Each Party hereby irrevocably submits to the personal jurisdiction of such Court, and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.


     7.4 COSTS AND ATTORNEYS' FEES OF PREVAILING PARTY. In the event that it becomes necessary for either party to commence any action or proceeding pursuant to this Section 7 to enforce any term or condition of this Agreement, or any breach thereof, the prevailing party in such action or proceeding shall be entitled to an award against the non-prevailing party in an amount equal to the costs and reasonable attorney's fees incurred by the prevailing party in connection with such action or proceeding, except to the extent legal fees are determined pursuant to Section 7.2..



     8.   RESTRICTIONS, TRADE SECRETS, ETC.


     8.1. NON-COMPETITION DURING THE EMPLOYMENT PERIOD. The Executive shall not at any time while he is employed during the Term of Employment directly or indirectly have any Affiliation in, or individually engage in, any Competitive Business; provided, however, that (i) the Executive may hold not more than 5% of the outstanding securities of any corporation listed on a national securities exchange or regularly traded in the over-the-counter market, unless such securities are acquired by Executive through gift or inheritance, in which event such securities may be held without limitation, and (ii) the Executive may maintain interests in family-related investments of a passive nature that do not require the Executive's active involvement in their day-to-day affairs.

     8.2. NON-DISCLOSURE OF PROSPECTIVE TERMINATION. The Executive shall not at any time while he is employed during the Term of Employment disclose or otherwise communicate to any Customer that he is considering terminating, or has decided to terminate, employment with the Company and the Company shall have sole discretion to determine who may notify its Customers of the termination of the Executive's employment, and the form, substance and timing of such notification.


     8.3. NON-DISCLOSURE OF TRADE SECRETS. The Executive shall not at any time, except in the course of his employment by the Company, divulge, disclose or communicate, directly or indirectly, to any person, corporation or other entity, or use for his own benefit or for the benefit of anyone other than the Company, any of the Company's trade secrets or proprietary information, including, but not limited to, Customer identities and contracts; Customer lists; Customer financial, business or personal information; financial and business information relating to the Company and its transactions; and any other confidential information relating to the Company, its business or its Customers. The Executive acknowledges that the disclosure or use of any of the information prohibited by this subparagraph 8.3 would have a substantial adverse impact on the business and goodwill of the Company.

     8.4. RETURN OF COMPANY PROPERTY. Upon the termination of the Term of Employment, the Executive shall return to the Company all originals and copies, whether generated by the Executive or anyone else, of all documents, files, lists, forms, contracts, notebooks, rolodexes, keys, credit cards, and any other material which came into the Executive's possession during the Term of Employment and relate to the Company, its business or its Customers.

     8.5. NON-COMPETITION AND NON-SOLICITATION AFTER TERMINATION.

     (a) In the event of any termination of the Term of Employment by the Executive without Cause, or by the Company for Cause, then until the end of the Term of Employment as the same may have been extended, the Executive, without the prior written consent of the Company, shall not:

          (i) directly or indirectly, on behalf of or for the benefit of a Competitive Business perform services for, or engage in any transaction with, any Customer, nor

          (ii) engage in any act of Solicitation, nor


          (iii) permit or assist persons under his direct supervision,. including persons in a business with which he has an Affiliation, to so compete or Solicit.


     8.6. ENFORCEMENT. The Executive acknowledges that the provisions of this paragraph 8 are essential to the continued goodwill and profitability of the Company and have provided a substantial inducement to the Company to enter into this Agreement. Should any court determine that the provisions of this paragraph 8 shall be unenforceable in respect of scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this paragraph 8.

     8.7. COURTS HAVING JURISDICTION. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this paragraph 8 upon the courts of any state within the geographic scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided in this Agreement in the courts of any other states within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     8.8. DEFINITIONS. As used in this Section 8, the following terms shall have the following meanings:

     "Affiliation" shall include being a shareholder, member, partner, director, employee, consultant or agent.

     "Competitive Business" shall mean any person or entity that offers to the public securities brokerage services to the public, or that engages in securities trading for its own account.

     "Customer" shall mean any person or entity that had a customer agreement with the Company during the Term of Employment, or with whom Executive was in substantive discussions concerning becoming a customer of the Company prior to the Date of Termination.

     "Solicit" shall mean to initiate a communication with a person or entity with the overt objective to induce such person or entity to (a) cease to be a Customer and to become a customer of a Competitive Business, or (b) cease to be an employee of the Company and become an employee of a Competitive Business.


     9.   ASSIGNABILITY; BINDING NATURE.


     Except as provided in Section 11.2 below, no rights or obligations of the Company or the Executive under this Agreement may be assigned or transferred by either of the parties, except that the Company may assign this Contract to a wholly-owned subsidiary or to an entity acquiring substantially all of the business or assets of the Company.



     10.  SEVERABILITY.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     11.  MISCELLANEOUS.

     11.1 AMENDMENTS/WAIVERS. This Agreement may not be amended, waived, or otherwise modified in any manner other than by a written agreement executed by the Parties of their respective successors and legal representatives. No waiver by either Party of any breach of any term, provision or condition of this Agreement by the other Party shall be deemed a waiver of any other term, provision or condition of this Agreement, nor of any subsequent breach by the other Party of any term, provision or condition of this Agreement.

     11.2 BENEFICIARIES/REFERENCES. The Executive shall be entitled to select a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case, by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of the Executive's incompetence, reference in this Agreement to the

Executive shall be deemed, where appropriate, to refer to the Executive's beneficiary, estate, committee or other legal representative.

     11.3 WITHHOLDING. All payments to be made to the Executive under this Agreement shall be subject to required withholding of federal, state and local income and employment taxes.

     11.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other Party, by facsimile transmission, by overnight courier, or by registered or certified mail return receipt requested, postage prepaid, addressed to each party as set forth on the first page of this Agreement, or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     11.5 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both counterparts shall together constitute one and the same instrument.

     11.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     11.7 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.




DATED:  NEW YORK, NEW YORK
           OCTOBER 1, 2001.

                                                     A.B. WATLEY GROUP, INC.



                                                     By: /s/ Steven Malin
                                                         -----------------------
                                                         Chairman and CEO

                                                         /s/ Gary D. Mednick
                                                         -----------------------
                                                         Gary D. Mednick